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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF ROGERS & WELLS LLP]

January 13, 1999

American Real Estate Investment Corporation
Plymouth Meeting Executive Campus
620 W. Germantown Pike, Suite 200
Plymouth Meeting, PA 19462

Ladies and Gentlemen:

    We have acted as special counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering 3,050,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, which have been reserved by the Company for issuance pursuant to the Company's Amended and Restated 1993 Omnibus Incentive Plan (the "Plan").

    In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation (the "Charter") and the Amended and Restated Bylaws and such corporate proceedings of the Company and such other documents as we have deemed necessary. As to questions of fact material to this opinion, we have relied on certificates of officers of the Company and have not independently verified the accuracy of the matters contained therein.

    In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

    In rendering the opinions set forth herein, we have assumed that (i) prior to the issuance of any shares of Common Stock, there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock; and (ii) appropriate certificates representing shares of Common Stock will be executed and delivered upon the issuance and sale of any such Shares, and that such certificates will comply with all applicable requirements of Maryland law.

    We have further assumed that (i) the awards and grants under the Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms and provisions of the Plan and in accordance with the Charter and applicable Maryland law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and provisions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective.

    Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery of the Shares by the Company against payment therefor in accordance with the terms and provisions of the Plan, such Shares will be validly issued, fully paid and nonassessable by the Company.

    The opinions stated herein are given as of the date hereof and are limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Maryland. To the extent that the opinions set forth herein are dependent on the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury L.L.P., dated the date hereof, a copy of which is being filed as an exhibit to the Registration Statement. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.
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    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

                             /s/ ROGERS & WELLS LLP
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                               Rogers & Wells LLP

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